EXHIBIT 10.1

Dated      17    March       2009

(1)  London Mining plc

(2)  Wits Basin Precious Minerals Inc.

SUBSCRIPTION AGREEMENT

CONTENTS

SCHEDULES

1.	PAYMENT OBLIGATIONS

DOCUMENTS TO BE ENTERED INTO PRIOR TO FUNDING OF ESCROW

1.	ESCROW AGREEMENTS (Clause 2.1.6)
2.	CONSULTING AGREEMENT NOVATION AGREEMENT (Clause 2.1.4)

APPROVED TERM DOCUMENTS

3.	BUSINESS PLAN (Clause 2.1.9)
4.	GREEN AGREEMENT (Clause 2.1.10)
5.	OPERATOR AGREEMENT (Clause 2.1.11)
6.	MONITORING AGREEMENT (Clause 2.1.11)
7.	MZM AMENDMENT AND ASSIGNMENT AGREEMENTS (Clause 2.1.12)
8.	MEMORANDUM AND ARTICLES OF ASSOCIATION (Clause 2.1.13)
9.	BOARD RESOLUTIONS (Clause 2.1.13)
10.	SHAREHOLDERS' RESOLUTION (Clause 2.1.13)
11.	LM CONVERTIBLE NOTE (Clause 2.1.17)
12.	WB LOAN AGREEMENT (Clause 2.1.18)

13.	PROMISSORY NOTE (Clause 2.1.20)
14.	LM ESCROW LOAN AGREEMENT (Clause 2.5)
15.	COMPANY ESCROW LOAN AGREEMENT (Clause 2.5)
16.	SHAREHOLDERS' AGREEMENT (Clause 2.17.2)

THIS AGREEMENT is made on    17    March      2009

BETWEEN:-

(1)	LONDON MINING PLC a company incorporated in England and Wales with registered number 5424040 whose registered office is at 39 Sloane Street, London SW1X 9LP ("London Mining"); and

(2)
WITS BASIN PRECIOUS MINERALS INC. a company incorporated in the State of Minnesota, United States with registered number 84-1236619 whose registered office is at 80 South 8th Street, Suite 900, Minneapolis, Minnesota 55402 ("Wits Basin").

WHEREAS:

(A)	The parties have agreed to incorporate, subscribe into and operate a joint venture company in the name of the Company on the terms and conditions of this Agreement.

(B)
The parties originally entered into a subscription agreement on 17 November 2008 (the "Original Agreement").  The parties agreed that with effect from 12 January 2009, the Original Agreement was terminated and was replaced by the subscription agreement entered into by the parties dated 12 January 2009 (the "Revised Subscription Agreement").

(C)	The parties have agreed to amend and restate the Revised Subscription Agreement with effect from 17 March 2009 on the terms and conditions of this Agreement.

(D)
The amendment and restatement of the Revised Subscription Agreement shall be without prejudice to rights or liabilities which have accrued, including in respect of any breach of warranty prior to the date on which the amendment and restatement takes effect, including rights or liabilities which have accrued under the Original Agreement, including in respect of any breach of warranty prior to the date on which the termination took effect.

IT IS AGREED as follows:-

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

Throughout this Agreement, the following words and phrases have the meanings set out below:-

Acquisition Consideration
means an amount equal to the purchase price for the acquisition of each of the Target Entities determined pursuant to the Target Entities Equity Transfer Agreements as amended in accordance with clause 2.1.4, as reduced by any deductions as set out in the Escrow Agreements or the Target Entities Equity Transfer Agreements, as amended in accordance with clause 2.1.4.

Amended Consulting Agreement
means the Consulting Agreement as amended by the Agreement on Amendment dated 13 January 2009, as novated by the Novation Agreement dated 13 January 2009, as amended by the Agreement on Amendment dated 11 February 2009, by Letter Agreements dated 26 February 2009 and 5 March 2009 and as further amended, novated or substituted from time to time.

Amended LM Convertible Note
means the amended Convertible Promissory Note in the approved terms to be issued at Completion by Wits Basin in favour of London Mining for up to US$1,000,000.00 in replacement of the LM Convertible Note.

Announcements	means the announcements to be made by the parties, drafts of which have been approved by each of Wits Basin and London Mining.

A Shares	means fully paid A ordinary shares of US$0.01 each in the capital of the Company.

Board	means the board of Directors of the Company from time to time.

Board Resolutions	means the Board resolutions to give effect to the matters referred to in clause 2.17.1, as approved by London Mining as contemplated by clause 2.1.13.

B Shares	means the fully paid ordinary B shares of US$0.01 each in the capital of the Company.

Business Day	means any day other than a Saturday or Sunday, on which clearing banks are open for business in the City of London, the British Virgin Islands, the United States and the People's Republic of China.

Business Plan	means the business plan in the approved terms.

BVI Co
means Wits Basin (BVI) Ltd, formerly known as China Global Mining Resources Limited, a company incorporated in the British Virgin Islands with registered number 1386052 whose registered office is at 56 Administration Drive, P.O. Box 3190, Road Town, British Virgin Islands.

Certificate of Approval	means the Certificate of Approval issued by MOFCOM relating to the transfer of equity of each Target Entity.

CGMR Promissory Notes	means the following promissory notes issued by BVI Co in favour of Wits Basin as amended from time to time:

(a)	Promissory Note for US$5,000,000.00 dated 15 June 2007;

(b)	Promissory Note for US$1,923,100.00 dated 15 June 2007;

(c)	Promissory Note for US$2,000,000.00 dated 15 June 2007,

all of which, as at the date of this Agreement, have reached their maturity date and are on demand notes.

China Gold	means China Gold, LLC, a limited liability company organised under the laws of the State of Kansas in the United States.

China Gold Debt
means US$5,600,000 (or such other amount agreed in writing by Wits Basin and London Mining under the WB Loan Agreement) being that part of the amount owing by Wits Basin to China Gold under the Wits Basin Promissory Note.

Company
means China Global Mining Resources (BVI) Limited with registered number 1513743 whose registered office is 56, Administration Drive, P.O. Box 3190, Road Town, British Virgin Islands, incorporated by Wits Basin in the British Virgin Islands to serve as the joint venture company for the purposes of this Agreement and the Shareholders' Agreement.

Company Escrow Loan Agreement	means the loan agreement in the approved terms to be entered into by the Company and HK Co on the Relevant Date pursuant to which the Company makes the Company Escrow Loan.

Company Escrow Loan	has the meaning given to it in clause 2.5.

Completion	means completion of the subscription by London Mining in the Company in accordance with the terms of this Agreement.

Confidential Information
means all information (whether oral or recorded in any medium) relating to the business, financial or other affairs (including future plans) of any Group Company or of any party (to the extent provided to the other party) which is treated by a Group Company or the disclosing party (as applicable) as confidential (or is marked or is by its nature confidential).

Conditions	means the conditions specified in clause 2.1.

Consulting Agreement	means the Consulting Agreement entered into by BVI Co dated 11 August 2008 pursuant to which Lu Benzhao agrees to provide consulting services to BVI Co.

Consulting Agreement Novation Agreement	means the agreement dated 13 January 2009 between the parties to the Consulting Agreement and the Company agreeing to novate the Consulting Agreement to the Company.

Director	means any director for the time being of the Company or any Subsidiary Company including, where applicable, any alternate director.

Due Diligence Reports	means all due diligence reports received by Wits Basin in relation to the acquisition of the Target Entities including:

(1)	the Legal Due Diligence Report from DLA Piper;

(2)	the financial Due Diligence Report from KPMG Transaction Advisory Services Limited; and

(3)	the operational Due Diligence Report from SRK Consulting.

Escrow Agents
means such persons or companies who are engaged by HK Co and the Sellers, pursuant to the terms of the Target Entities Equity Transfer Agreements (as amended in accordance with clause 2.1.4) and the Escrow Agreements, to serve as the escrow agents in connection with the acquisition by HK Co of the Target Entities.

Escrow Agreements	means the following agreements entered into by HK Co, the Sellers and relevant Escrow Agent setting out the terms and conditions of the escrow of the Escrow Amount:

(a)	in relation to the acquisition of MXM – the Escrow Agreement with China Construction Bank Maanshaan Branch dated 13 January 2009; and

(b)	in relation to the acquisition of NSM – the Escrow Agreement with Guangdong Development Bank dated 26 February 2009.

Escrow Amount	means US$24,767,621.43 or such other amount as the parties agree in writing.

Escrow Interest
means any interest as at the date of the final release or repayment of the Escrowed Funds under clauses 2.7 or 2.15 (as applicable), accrued on the Escrowed Funds in the period for which the Escrowed Funds (or any part of them) are held in escrow by the Escrow Agents under the Escrow Agreements.

Escrowed Funds	means the funds paid to the Escrow Agents in accordance with clause 2.5 and the terms of the Escrow Agreements.

ETA Termination Notice	has the meaning given to that expression in the Escrow Agreements.

First Escrow Amount	means such part of the Escrow Amount released to the Sellers in an amount agreed by the parties under the Payment Authorization Notifications dated 17 March 2009.

First Payment	means the US$10,210,000 payable to Lu Benzhao as the "First Payment" under the Consulting Agreement.

Funding of Escrow	means the payment of the Escrow Amount pursuant to the terms of the Target Entities Equity Transfer Agreements as amended in accordance with clause 2.1.4 and the Escrow Agreements.

Green Agreement	means the agreement in the approved terms between William Green and HK Co whereby HK Co agrees to pay the Green Completion Payment and the Green Deferred Payment to William Green.

Green Completion Payment	means the US$1,000,000 payable by HK Co to William Green at Completion.

Green Deferred Payment	means the US$890,000 (or such other amount agreed in writing by Wits Basin and London Mining) payable by HK Co to William Green under the terms of the Green Agreement.

Group
means the Company (on its incorporation), HK Co and any company which is a subsidiary undertaking of the Company or HK Co from time to time (including the Target Entities (on completion of the Target Entities Equity Transfer Agreements) and MZM (on completion of the acquisition of MZM pursuant to the MZM Equity Transfer Agreement, as amended pursuant to clause 2.1.12) and any of their subsidiary undertakings) and references to "Group Company" and "member of the Group" shall be construed accordingly and references to "Subsidiary Company" shall mean a member of the Group other than the Company.

HK Co
means China Global Mining Resources Limited, a limited liability company incorporated pursuant to the laws of Hong Kong whose registered office is at 41st Floor Bank of China Tower, 1 Garden Road Central, Hong Kong.

HK Co Transfer Agreement
means the transfer agreement between Wits Basin and the Company dated 23 December 2008 as approved under clause 2.1.20 pursuant to which all the issued shares in HK Co were transferred to the Company in consideration for the issue of the Promissory Note.

Incorporation Expenses	means the expenses incurred by London Mining in relation to the incorporation and registration of the Company as set out in section 9 of Schedule 1 or as otherwise agreed in writing by the parties.

Initial Payment	means the US$5,000,000 paid by London Mining on 5 March 2009 on behalf of the Company to Lu Benzhao in partial satisfaction of the First Payment.

Joint Venture Legal Costs
means the legal costs incurred by London Mining in relation to the transactions and documents to be entered into by the Company as contemplated by this Agreement (and documents referred to in this Agreement) as set out in section 10 of Schedule 1 or as otherwise agreed in writing by the parties.

JV Expenses	means the expenses to be paid by the Company as set out in section 2 of Schedule 1.

Licences
means up-to-date and valid licences, approvals, permits, certificates for each Target Entity and MZM issued by the appropriate body (and for the appropriate purpose) necessary for operation of the businesses (as set out in the Business Plan) of the Target Entities and MZM including, but not limited to:

(a)	in the case of MXM:

(i)	an updated business licence;

(ii)	a safe production permit;

(iii)	an explosives permit;

(iv)	a permit for water and soil conservation plan;

(v)	a land use and/or occupation rights certificate; and

(vi)	the extended mining licence referred to in the Target Entity Equity Transfer Agreement for MXM;

(b)	in the case of NSM:

(i)	the licences and permits set out in (a)(i) to(v) above.

(ii)	a land use right certificate;

(iii)	a premises ownership certificate;

(iv)	a construction and land use planning permit; and

(v)	a construction project planning permit; and

(c)	in the case of MZM:

(i)	an updated business licence; and

(ii)	a mining licence.

LM Convertible Note	means the Convertible Promissory Note issued by Wits Basin in favour of London Mining for up to US$1,000,000.00 dated 22 August 2008.

LM Escrow Loan	has the meaning given to it in clause 2.5.

LM Escrow Loan Agreement	means the loan agreement in the approved terms to be entered into on the Relevant Date by London Mining and the Company pursuant to which London Mining makes the LM Escrow Loan.

LM Loan	means the Loan for US$5,000,000 made by London Mining to the Company under the terms of the LM Loan Agreement which was used by the Company on 5 March 2009 to make the Initial Payment.

LM Loan Agreement	means the loan agreement dated 5 March 2009 between London Mining and the Company pursuant to which London Mining granted the LM Loan to the Company.

LM Subscription Funds	means the US$38.75 million that London Mining has agreed to pay to the Company as subscription for the 100 A Shares to be issued to it in accordance with the terms of this Agreement.

Memorandum and Articles	means the memorandum and articles of association of the Company as approved by London Mining as contemplated by clause 2.1.13.

MOFCOM	means the Ministry of Commerce for the People’s Republic of China.

Monitoring Agreement
means the agreement in the approved terms to be entered into by Wits Basin and London Mining on or about the date of the Shareholders' Agreement pursuant to which Wits Basin agrees to review and monitor the Operator's compliance with the terms of the Operator Agreement.

MZM	means Maanshan Zhao Yuan Mining Co. Ltd.

MZM Amendment and Assignment Agreements
means the Amendment Agreement and the Assignment Agreement each dated 11 February 2009 and entered into by the parties to the MZM Equity Transfer Agreement and the letter agreement dated 5 March 2009 entered into by the parties to the  MZM Equity Transfer Agreement.

MZM Equity Transfer Agreement	means the equity transfer agreement dated 11 August 2008 relating to the acquisition of all the shares in MZM.

Nominated Directors
means Graeme Hossie and Rachel Rhodes on behalf of London Mining and Stephen King and William Green on behalf of Wits Basin, or such other person as may be agreed in writing by London Mining and Wits Basin.

Operator
means the company to be incorporated and owned by William Green, which is engaged by the Company or a member of the Group to manage and operate the Target Entities and MZM and any future operations of the Group as approved by London Mining and Wits Basin.

Operator Agreement	means the agreement in the approved terms to be entered into by a member of the Group appointing the Operator.

Outstanding Consulting Payment	means US$3,210,000, representing such part of the First Payment that is payable to Lu Benzhao at Completion under the Amended Consulting Agreement.

Outstanding Expenses	means expenses incurred by the Company not paid at Completion in accordance with clause 2.18.7 as set out in section 6 of Schedule 1, or as agreed in writing by London Mining and Wits Basin.

Payment Authorization Notification	has the meaning given to that expression in the Escrow Agreements.

Promissory Note
means the promissory note in the approved terms for US$4,800,000 (or such other amount agreed in writing by Wits Basin and London Mining) to be issued by the Company in favour of Wits Basin as consideration for the acquisition of HK Co from Wits Basin by the Company in accordance with the terms of the HK Co Transfer Agreement.

Relevant Date	means 12 January 2009 or such other later dates as the parties agree in writing, such date being the date that London Mining makes the LM Escrow Loan.

Residual Amount
means the amount to be paid by London Mining to the Company under clause 2.20.4 as part of the LM Subscription Funds and shall be an amount equal to: US$38.75 million less the aggregate of (i) A, (ii) B, and (iii) C, where:

A = an amount equal to the LM Escrow Loan (excluding any accrued interest);

B = an amount equal to the LM Loan (excluding any accrued interest); and

C = an amount equal to that paid by London Mining on behalf of the Company under clauses 2.15 and 2.18.7 and on behalf of HK Co under clause 2.18.8.

Retained Consulting Payment	means such part (if any) of the US$2,000,000 retained from the First Payment at Completion pursuant to the Amended Consulting Agreement.

Second Escrow Amount
means such part of the Escrow Amount to be released to the Sellers in an amount agreed by the parties in writing on satisfaction of all the outstanding conditions precedent to the Target Entity Equity Transfer Agreements.

Security Agreement
means the Security Agreement between Wits Basin and China Gold dated 19 June 2007 entered into in connection with the Convertible Notes Purchase Agreement dated 10 April 2007 between China Gold and Wits Basin as amended by the Amendment to the Convertible Notes Purchase Agreement dated 19 June 2007, by the Amendment No. 2 to the Convertible Notes Purchase Agreement dated 10 November 2008, by Amendment No. 3 to the Convertible Loan Purchase Agreement dated  22 December 2008 and as amended from time to time.

Sellers	means Mr Lu Benzhao and Ms Lu Tinglan, the sellers under the Target Entities Equity Transfer Agreements.

Shares	means the A Shares and the B Shares.

Share Pledge
means the share pledge over the shares held by Wits Basin in BVI Co, HK Co and Wits-China Acquisition Corporation given by Wits Basin in favour of China Gold under the Second Amended and Restated Pledge Agreement dated 22 December 2008 entered into in relation to the Wits Basin Promissory Note.

Shareholder Group
means, in relation to Wits Basin, its subsidiary undertakings, any parent undertaking, whether direct or indirect, of Wits Basin and any other subsidiary undertaking of any such parent undertaking from time to time but excluding the Company and each Subsidiary and references to "member" or "members" of the "Shareholders' Group" shall be construed accordingly.

Shareholders' Agreement	means the shareholders' agreement in the approved terms to be entered into on or about the date of this Agreement in relation to the Company by London Mining, Wits Basin and the Company.

Shareholders' Resolution	means the shareholders' resolution to give effect to the matters referred to in clause 2.17.2, as approved by London Mining as contemplated by clause 2.1.13.

Subscriber Shares	means the 100 issued B shares of US$0.01 in the capital of the Company held by Wits Basin immediately prior to Completion.

Subsidiary Security	the security given by BVI Co and HK Co in favour of China Gold under the Subsidiary Security Agreement dated 7 February 2008 in relation to the Wits Basin Promissory Note.

Subsidiaries	means the Group excluding the Company.

Target Entities	means each of:-

(a)	Nanjing Sudan Mining Co. Ltd ("NSM"); and

(b)	Maanshan Xiaonanshan Mining Co. Ltd. ("MXM"),

together with their respective subsidiary undertakings.

Target Entities Equity Transfer Agreements	means each of:-

(a)	the equity transfer agreement dated 11 August 2008 in respect of the acquisition of all the shares in NSM; and

(b)	the equity transfer agreement dated 11 August 2008 in respect of the acquisition of all the shares in MXM.

Termination Notice	has the meaning given to that expression in the Escrow Agreements.

Transaction Documents	means the:

(a)	Operator Agreement;

(b)	Monitoring Agreement;

(c)	MZM Assignment and Amendment Agreements;

(d)	WB Loan Agreement;

(e)	Business Plan

(f)	Green Agreement;

(g)	Promissory Note;

(h)	Amended LM Convertible Note; and

(i)	Shareholders' Agreement.

US$	means United States Dollars, the lawful currency of the United States.

Warranties	means the warranties set out in clauses 3.1, 3.3 and 3.4 of this Agreement.

WB Expenses	means the expenses to be paid by Wits Basin at Completion using funds loaned to Wits Basin under the WB Loan in accordance with this Agreement and as set out in section 5 of Schedule 1.

WB Loan
means the loan in the approved terms for US$5,750,000 (or such other amount agreed in writing by London Mining and Wits Basin under the WB Loan Agreement) to be made by London Mining to Wits Basin under the terms of the WB Loan Agreement.

WB Loan Agreement	means the loan agreement in the approved terms to be dated on or about the date of the Shareholders' Agreement pursuant to which London Mining grants the WB Loan to Wits Basin.

Wits Basin Promissory Note
means the Second Amended and Restated Promissory Note in the aggregate principal amount of US$10,421,000 issued by Wits Basin to China Gold dated 22 December 2008 pursuant to the Convertible Notes Purchase Agreement dated 10 April 2007 between China Gold and Wits Basin as amended by the Amendment to the Convertible Notes Purchase Agreement dated 19 June 2007, by the Amendment No. 2 to the Convertible Notes Purchase Agreement dated 10 November 2008, the Amendment No. 3 to the Convertible Notes Purchase Agreement dated 22 December 2008 and as amended from time to time.

1.2	Interpretation

1.2.1
Unless the context otherwise requires, words and expressions defined in or having a meaning provided by the UK Companies Act 2006 shall have the same meaning in this Agreement.  The term "connected person" shall have the meaning attributed to it at the date of this Agreement by section 839 of the Income and Corporation Taxes Act 1988 and the words "connected with" shall be construed accordingly.

1.2.2	A reference to any statutory provision in this Agreement:-

(a)	includes any order, instrument, plan, regulation, permission and direction made or issued under such statutory provision or deriving validity from it;

(b)
shall be construed as a reference to such statutory provision as in force at the date of this Agreement (including, for the avoidance of doubt, any amendments made to such statutory provisions that are in force at the date of this Agreement);

(c)	shall also be construed as a reference to any statutory provision of which such statutory provision is a re-enactment or consolidation; and

(d)	shall also be construed as a reference to any later statutory provision which re-enacts or consolidates such statutory provision.

1.2.3	References to a clause are (unless otherwise stated) to a clause of this Agreement.

1.2.4	The headings used in this Agreement are for convenience only and shall not affect its meaning.

1.2.5
A document expressed to be "in the approved terms" means a document, the terms, conditions and form of which are acceptable to and approved by London Mining (as determined in its absolute discretion) and a copy of which has been identified as such and initialled by or on behalf of each of London Mining and Wits Basin.

1.2.6	A document expressed to be an Annexure means a document a copy of which has been identified as such and initialled by or on behalf of each of the parties.

1.2.7	Words importing one gender shall (where appropriate) include any other gender and words importing the singular shall (where appropriate) include the plural and vice versa.

1.2.8
Any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of any jurisdiction other than that of England, be deemed to include what most nearly approximates in that jurisdiction to the English legal term.

1.2.9	Any time or date shall be construed as a reference to the time or date prevailing in England.

1.3
In construing this Agreement, general words introduced by the word "other" shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things and general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words.

2.	COMPLETION

Conditions

2.1	Clauses 2.14 to 2.21 are conditional in all respects on:-

2.1.1
completion of due diligence (both legal, commercial and financial) on the Company, HK Co, the Target Entities and MZM (including in respect of the Licences) as determined by London Mining (in its absolute discretion) to be satisfactory;

2.1.2
the Due Diligence Reports being either addressed to the Company and London Mining (in addition to Wits Basin) or the authors of the Due Diligence Reports having entered into reliance letters in favour of the Company and London Mining in a form acceptable to and approved by London Mining (as determined in its absolute discretion);

2.1.3	the restructuring of the Company's acquisition of the Target Entities in a form acceptable to and approved by London Mining (as determined in its absolute discretion);

2.1.4
the Target Entities Equity Transfer Agreements being amended and the Consulting Agreement being novated to the Company or such other member of the Group (as approved in writing by London Mining), in each case, in a form acceptable to and approved by London Mining (as determined in its absolute discretion);

2.1.5
satisfaction of the conditions precedent to each of the Target Entities Equity Transfer Agreements (as amended in accordance with clause 2.1.4), subject to any waiver of such conditions by the parties to the relevant Target Entities Equity Transfer Agreement provided that such waiver is in accordance with the terms of the relevant Target Entities Equity Transfer Agreement and has been consented to in writing by London Mining;

2.1.6	execution by the relevant parties of the Escrow Agreements and the engagement, with the prior written approval of London Mining, of the agreed banks to act as the Escrow Agents;

2.1.7
receipt of all necessary licences, permits and consents from the appropriate authority required by each Target Entity to operate its respective mine in each case as determined by London Mining (as determined in its absolute discretion) to be satisfactory;

2.1.8
to the extent that any arrangements are entered into by MXM or NSM prior to the Relevant Date with the operators, managers or owners of the Sanbanquiao Mine or Guqiao Mine in connection with the extended mining licence for MXM, those arrangements being in a form that is acceptable to and approved by London Mining (as determined in its absolute discretion);

2.1.9	finalisation of the five year Business Plan;

2.1.10	the execution by William Green and HK Co of the Green Agreement;

2.1.11
execution by the Operator and the Company or such other member of the Group (as approved in writing by London Mining) of the Operator Agreement and by Wits Basin, London Mining and the Company of the Monitoring Agreement;

2.1.12	the MZM Equity Transfer Agreement being amended and novated to HK Co pursuant to the MZM Amendment and Assignment Agreements;

2.1.13	the Memorandum and Articles, Board Resolutions, Shareholders' Resolution and the memorandum and articles of association of each Target Entity being in the approved terms;

2.1.14
none of the Warranties being untrue, inaccurate or misleading at the date of this Agreement and there being no change of circumstances such that, if the Warranties were to be repeated at any time before Relevant Date by reference to the facts and circumstances then subsisting, any such Warranty would be untrue, inaccurate or misleading;

2.1.15
the release of the Subsidiary Security, the release of the Share Pledge over the HK Co Shares held by Wits Basin and the release of any other security over the shares in, or assets of, the Company or HK Co (other than Wits Basin's shares in the Company) given under or as security for, the CGMR Promissory Notes, the Wits Basin Promissory Note or any other debt arrangements entered into by Wits Basin, the Company or HK Co ("Security") and the termination or amendment of the Security Agreement (and any other agreement or deed pursuant to which Security is granted) to effect the release of the Security, in each case, in a form acceptable and approved by London Mining (as determined in its absolute discretion);

2.1.16
London Mining being satisfied (as determined in its sole discretion) with the security arrangements entered into by Wits Basin and China Gold in relation to the Group and Wits Basin's Shares and other interests in the Company;

2.1.17
the Amended LM Convertible Note being issued by Wits Basin subject to the receipt from London Mining of the cancelled LM Convertible Note (or an indemnity in respect of the note if it has been lost or destroyed) in replacement for the LM Convertible Note;

2.1.18	the execution by Wits Basin and London Mining of the WB Loan Agreement in the approved terms;

2.1.19	BVI Co having changed its business and company name so as to exclude "China Global Mining Resources" or any name confusingly similar to "China Global Mining Resources";

2.1.20
execution by the Company and Wits Basin of the HK Co Transfer Agreement, in the approved terms, the transfer of all the issued shares in HK Co ("HK Shares") to the Company, payment of any applicable stamp duty on such transfer and the entry of the Company in the register of members of HK Co in respect of the HK Shares and the issue of the Promissory Note by the Company to Wits Basin;

2.1.21	the receipt by HK Co from MOFCOM of the Certificate of Approval relating to the transfer of equity of the Target Entities to HK Co; and

2.1.22	the incorporation of the Company under the laws of the British Virgin Islands in a form acceptable to and approved by London Mining (as determined in its absolute discretion),

and accordingly clauses 2.14 to 2.21 of this Agreement shall have no effect unless and until London Mining gives notice in writing to Wits Basin that the Conditions have been satisfied or waived (in whole or in part) by London Mining in its absolute discretion.

2.2
Wits Basin undertakes to London Mining to use its best endeavours to fulfil or procure the fulfilment of the Conditions as soon as possible from the date of this Agreement and to provide London Mining with all information and to procure that the Target Entities and MZM provide all information requested to enable London Mining to complete due diligence as contemplated by clause 2.1.1.

2.3	Wits Basin undertakes to London Mining to:

2.3.1	regularly update and inform London Mining of the satisfaction of the Conditions:

2.3.2	to provide such evidence as London Mining requires of the satisfaction of the Conditions; and

2.3.3
provide London Mining with drafts of the proposed agreements to be approved by London Mining as contemplated by clause 2.1 (including any documents entered into in relation to the condition in clause 2.1.8 and any applications for any material licence (including for the avoidance of doubt, the extended mining licence for MXM) or permit referred to under clause 2.1.7) before circulating such drafts to the counterparties to such agreements or before submitting such applications to the relevant regulatory or governmental body (as applicable).

2.4
If all of the Conditions have not been satisfied or waived on or before 14 April 2009 or such later date as the parties agree in writing, the provisions of this Agreement (other than this clause and clauses 1 (Definition and Interpretation), 5 (Confidentiality), 8 (Costs), 9 (Applicable Law and Jurisdiction), 10 (General) and 11 (Notices)) shall cease to have effect and, except in relation to this clause 2.4 and without prejudice to any claim in respect of breach of any of the operative provisions of this Agreement which has occurred prior to such date, none of the parties to this Agreement shall have any claim against any of the others for costs, damages, charges, compensation or otherwise under this Agreement.

Escrow Loan

2.5
On the Relevant Date, subject to the Transaction Documents being in the approved terms as contemplated by clause 2.1, the execution of the Escrow Agreements and the Consulting Agreement Novation Agreement, London Mining shall lend to the Company an amount equal to the Escrow Amount under the terms of the LM Escrow Loan Agreement (the "LM Escrow Loan").  Wits Basin agrees to procure that immediately on the making of the LM Escrow Loan the Company shall lend an amount equal to the LM Escrow Loan to HK Co ("Company Escrow Loan") and procure that immediately on the making of the Company Loan HK Co shall apply an amount equal to the LM Escrow Loan to complete the Funding of Escrow. Each of the LM Escrow Loan and the Company Escrow Loan shall earn interest at the same rate as the Escrowed Funds earn interest under the Escrow Agreements and shall be repayable in accordance with clause 2.7.

2.6
Wits Basin shall procure that each of the Company and HK Co directs London Mining to pay an amount equal to the Escrow Amount directly to the Escrow Agents (apportioned between the Escrow Agents in accordance with the Escrow Agreements) on the Relevant Date to satisfy the obligations of the parties under clause 2.5.

2.7
If (i) any of the Target Entities Equity Transfer Agreements terminates after Funding of Escrow or (ii) completion of the Target Entities Equity Transfer Agreements does not take place for any reason on or before the date that is 10 Business Days after the date of the Funding of Escrow or such later date as the parties agree under the Escrow Agreements or otherwise in writing (such agreement to be given by each party at its sole discretion) (the "Lapse Date"), in each case, in accordance with the terms of the Escrow Agreements and in the case of (ii) to the extent not prohibited by law or any regulatory requirement:

2.7.1
Wits Basin shall procure, including by procuring that HK Co submits a ETA Termination Notice or a Termination Notice (or such other notice as is required under the Escrow Agreements to release the Escrowed Funds) to the Escrow Agents, that each Escrow Agent releases to HK Co such part of the Escrowed Funds as they hold in escrow and any Escrow Interest on such Escrowed Funds as soon as reasonably practicable after the date on which the Target Entities Equity Transfer Agreements terminate or the Lapse Date; and

2.7.2
Wits Basin shall procure that HK Co shall, immediately on the release of the Escrowed Funds and any Escrow Interest to HK Co by the Escrow Agents, repay the Company Escrow Loan to the Company (together with any accrued and unpaid interest on the Company Escrow Loan (which shall accrue in accordance with clause 2.5); and

2.7.3
Wits Basin shall procure that the Company shall, immediately on repayment of the Company Escrow Loan to the Company, repay the LM Escrow Loan to London Mining (together with any accrued and unpaid interest on the LM Escrow Loan (which shall accrue in accordance with clause 2.5).

2.8
Wits Basin shall procure that each of the Company and HK Co directs each Escrow Agent to release such part of the Escrowed Funds as they hold in escrow and any Escrow Interest on such Escrowed Funds directly to London Mining to satisfy the obligations of the parties under clause 2.7.

2.9
Wits Basin shall procure that HK Co does not submit a Payment Authorization Notice under either of the Escrow Agreements unless London Mining has confirmed that the condition precedents in clauses 2.1.5 and 2.1.7 have been satisfied.

2.10
In the event that there is a breach of either Escrow Agreement pursuant to Article 7(2) of each such agreement, Wits Basin shall, if so requested in writing by London Mining, procure that HK Co submits a Termination Notice and such other notices are required by the Escrow Agreements in accordance with Article 7(2).

2.11	Wits Basin shall procure that HK Co does not amend or agree to amend either of the Escrow Agreements without the prior written consent of London Mining.

2.12	No later than 7 Business Days after the Relevant Date, London Mining agrees to deposit an amount equal to US$10.2 million into a bank account with HSBC in Hong Kong in the name of London Mining.

2.13	Without prejudice to any other clause in this Agreement, the parties acknowledge that under the Escrow Agreements, the Funding of Escrow occured in two tranches as follows:

2.13.1	under the MXM Escrow Agreement:

(a)	US$7,284,594.54 was paid to the relevant Escrow Agent by London Mining on behalf of HK Co on 13 January 2009; and

(b)	US$11,655,351.26 was paid to the relevant Escrow Agent by London Mining on behalf of HK Co on 12 March 2009;

2.13.2	under the NSM Escrow Agreement:

(a)	US$2,913,837.82 was paid to the relevant Escrow Agent by London Mining on behalf of HK Co on 26 February 2009; and

(b)	US$2,913,837.82 was paid to the relevant Escrow Agent by London Mining on behalf of HK Co on 12 March 2009,

and the parties acknowledge that the LM Escrow Loan and the Company Loan have been advanced by the relevant lender in accordance with the payment timetable set out in clauses 2.13.1 and 2.13.2.

Completion

2.14	Completion shall take place contemporaneously with the release of the First Escrow Amount to the Sellers in accordance with the terms of the Escrow Agreements.

2.15
At Completion, Wits Basin shall procure that HKCo completes the acquisition of each Target Entity in accordance with the relevant Target Entities Equity Transfer Agreement as amended under clause 2.1.4 (save that this shall not require HKCo to pay, or London Mining to authorise the payment of, the Second Escrow Amount until all the conditions to the Target Entities Equity Transfer Agreement are satisfied) and the Company makes the Outstanding Consulting Payment to Lu Benzhao. The parties agree that London Mining shall pay the Outstanding Consulting Payment direct to Lu Benzhao (or such person as he directs and the Company agrees to) on behalf of the Company and that such payment shall form part of London Mining's subscription under clause 2.20.

2.16
Subject to clause 2.7, on satisfaction or waiver of all the Conditions to the Target Entity Equity Transfer Agreements (as determined to be satisfied by London Mining) Wits Basin shall procure that, in each case in accordance with the terms of the Escrow Agreement and Target Entities Equity Transfer Agreements (as applicable):

2.16.1
the Escrow Agents release the Acquisition Consideration (not already released under the First Escrow Amount) to the Sellers, including by procuring that HK Co submits the relevant Payment Authorization Notification to the Escrow Agents;

2.16.2
the Escrow Agents release any amount of the Escrow Amount (excluding accrued and unpaid interest) not paid to the Sellers under clause 2.16.1 to HK Co, including by procuring that HK Co submits the relevant Payment Authorization Notification to the Escrow Agents; and

2.16.3
the Escrow Agents release any Escrow Interest to London Mining, including by procuring that HK Co submits the relevant Payment Authorization Notification to the Escrow Agents. The parties agree that this payment shall satisfy any obligation of HK Co to repay an amount equal to the Escrow Interest to the Company as a repayment of interest under the Company Escrow Loan Agreement and of the Company to repay an amount equal to the Escrow Interest to London Mining as a repayment of interest under the LM Escrow Loan Agreement.

2.17	Simultaneously with the payment of the First Escrow Amount:-

2.17.1	the parties shall procure that a Board meeting shall be convened and held at which the Board Resolutions in the approved terms to give effect to the following shall be passed:

(a)	the resignation and appointment of directors of the Company in accordance with clause 2.18.4;

(b)	the approval and execution of the Shareholders' Agreement by the Company; and

(c)	the allotment and issue of the A Shares in accordance with this Agreement;

2.17.2	the parties shall procure that a general meeting of the Company is held at which the Shareholders' Resolution in the approved terms to give effect to the following shall be passed:-

(a)	the adoption by the Company of the Memorandum and Articles as its memorandum and articles of association; and

(b)	the allotment and issue of the A Shares in accordance with this Agreement;

2.17.3
Wits Basin shall execute, or procure the execution of (other than by London Mining) the Transaction Documents (other than the Business Plan) and shall issue the Amended LM Convertible Note to London Mining; and

2.17.4	London Mining shall execute the Transaction Documents (other than the Business Plan) to which it is a party.

2.18	Immediately following the general meeting referred to in clause 2.17.2:

2.18.1
London Mining shall subscribe for 100 A Shares in consideration for, in aggregate, US$38.75 million, which shares shall be allotted and issued fully paid to London Mining. The payment of the LM Subscription Funds by London Mining shall be made in accordance with clause 2.20;

2.18.2	the parties shall enter, and Wits Basin shall procure that the Company enters, into the Shareholders' Agreement;

2.18.3	the parties shall procure (to the extent that each party is able to do so) that each Target Entity adopts the memorandum and articles of association as approved in accordance with clause 2.1.13;

2.18.4
the parties shall procure that the Nominated Directors shall be appointed as Directors of the Company and of each of its subsidiary companies and that the existing Directors of the Company and each of its subsidiary companies (save to the extent that such Directors are Nominated Directors or as otherwise agreed by the parties) shall resign;

2.18.5
the parties shall procure that the Company shall open a bank account or accounts with such bank as the Board shall determine and shall amend the mandates for any existing bank accounts in such manner as the Board determines;

2.18.6
London Mining shall make the WB Loan to Wits Basin and Wits Basin agrees to use those funds to repay the WB Expenses and to repay to China Gold the China Gold Debt, as settlement of part of the amount owing by Wits Basin to China Gold under the Wits Basin Promissory Note. Wits Basin directs that London Mining pays an amount equal to the WB Expenses direct to Maslon Edelman Borman & Brand, LLP and an amount equal to the China Gold Debt direct to China Gold on behalf of Wits Basin in satisfaction of London Mining's obligations to make the WB Loan and Wits Basin's repayment obligations under this clause 2.18.6;

2.18.7
subject to the receipt of appropriate invoices (in a form satisfactory to London Mining, in its absolute discretion), the parties shall (so far as they are able to do so) procure that the Company shall use part of the LM Subscription Funds to pay the JV Expenses to the extent specified in section 2 of Schedule 1 as full and final settlement of those amounts.  The parties agree that London Mining shall pay the JV Expenses direct to relevant payees on behalf of the Company and HK Co and that such payment shall form part of its subscription under clause 2.20;

2.18.8
the parties shall (so far as they are able to do so) procure that the Company shall use part of the LM Subscription Funds to make an inter-company loan of US$1,000,000 to HK Co and shall procure that HK Co shall use those funds to make the Green Completion Payment as full and final settlement of that amount. The parties agree that London Mining shall pay the Green Completion Payment direct to William Green on behalf of the Company and HK Co and that such payment shall form part of its subscription under clause 2.20;

2.18.9
subject to the receipt of appropriate invoices, Wits Basin agrees that it will promptly pay London Mining an amount equal to 50% of the Incorporation Expenses and an amount equal to 50% of the Joint Venture legal costs; and

2.18.10	the parties shall (so far as they are able to do so) procure that the Company shall repay to London Mining any accrued but unpaid interest under the LM Loan.

2.19
Following Completion, the parties shall, so far as they are able to do so, use best endeavours to procure (and, for the avoidance of doubt, this does not impose an obligation on Wits Basin or London Mining to put additional funds into the Company) that the Company pays:

2.19.1	the Retained Consulting Payment to Lu Benzhao to the extent payable under the Amended Consulting Agreement;

2.19.2
the Outstanding Expenses, subject to receipt of appropriate invoices (in a form satisfactory to London Mining, in its absolute discretion) at such time as is agreed in writing by Wits Basin and London Mining;  and

2.19.3	the Green Deferred Payment in accordance with the terms of the Green Agreement.

2.20	Payment by London Mining of the LM Subscription Funds will be satisfied by the:

2.20.1	the capitalisation of the LM Escrow Loan (excluding any accrued interest) which shall immediately on such capitalisation be deemed satisfied in full;

2.20.2	the capitalisation of the LM Loan (excluding any accrued interest) which shall immediately on such capitalisation be deemed satisfied in full;

2.20.3	payment by London Mining of the Outstanding Consulting Payment under clause 2.15, the JV Expenses under clause 2.18.7 and the Green Completion Payment under clause 2.18.8; and

2.20.4	payment by London Mining of the Residual Amount to the Company.

2.21
As soon as practicable after the occurrence of the events specified in clause 17 the parties shall procure that the Company enters London Mining in the register of members of the Company as the holder of 100 A Shares and that there are delivered to London Mining share certificates in respect of such A Shares

Position pending Completion

2.22
From the date of this Agreement until Completion, Wits Basin undertakes to London Mining that it will take no action and shall procure that no member of the Wits Basin Shareholder Group or the Group (to the extent within its control) takes any action which is inconsistent with the provisions of this Agreement or the consummation of the transactions contemplated by this Agreement. For the avoidance of doubt, failure to comply with the Conditions due to London Mining’s determination (in its absolute discretion) that any attempt to comply with any such Condition is not acceptable to or approved by London Mining shall not of itself constitute an action inconsistent with the provisions of this Agreement or the consummation of the transactions contemplated by this Agreement, without any further evidence of Wits Basin's breach of this clause.

2.23
From the date of this Agreement until Completion or termination of this Agreement, Wits Basin shall not and shall procure that its directors, employees, agents, advisers and members of its Shareholder Group, the Company, HK Co or BVI Co together with their respective directors, employees, agents and advisers shall not initiate, solicit, entertain, negotiate, make, accept or discuss, any proposal or offer to acquire any interest in the Company, HK Co, any Target Entity or MZM or their respective businesses and/or assets or directly or indirectly discuss, negotiate or establish a joint venture with another party to acquire any direct or indirect interest in the Company, HK Co, any Target Entity or MZM otherwise than as contemplated by this Agreement.

3.	WARRANTIES

3.1	Wits Basin warrants to London Mining as at the date of this Agreement that:-

3.1.1
other than in connection with its incorporation or filing of documents, neither HK Co nor the Company (in respect of the Warranties in this clause 3.1.1 deemed repeated immediately before Completion or before the Relevant Date in the case of the warranty in 3.1.1(h)) has entered into any agreement or contract save for the Target Entities Equity Transfer Agreements (as amended pursuant to this Agreement), the Escrow Agreements, the Amended Consulting Agreement, the Subsidiary Security, the LM Escrow Loan Agreement, the Company Escrow Loan Agreement, the LM Loan Agreement or the Loan Agreement entered into between William Green and HK Co dated 22 June 2007 (the "Original Green Loan Agreement") (in the case of HK Co), nor carried on any trade or business or engaged in any activities whatsoever and that it has not made any payments nor received any income nor incurred any expenditure or liabilities (other than under the Subsidiary Security, the Escrow Agreements, the Amended Consulting Agreement, the Original Green Loan Agreement, the LM Escrow Loan Agreement, the Company Escrow Loan Agreement and the LM Loan Agreement) and in particular but without limitation neither HK Co nor the Company: (in respect of the warranties repeated immediately before Completion):

(a)
has any indebtedness, mortgages, charges, debentures, guarantees or other commitments or voluntarily incurred liabilities (present or contingent) outstanding except in the case of HK Co, under the Target Entities Equity Transfer Agreements, the Escrow Agreements, the Amended Consulting Agreement, the Subsidiary Security, the Share Pledge, the Wits Basin Promissory Note, the Original Green Loan Agreement, the LM Escrow Loan Agreement, the Company Escrow Loan Agreement and the LM Loan Agreement or);

(b)	has any employees or consultants;

(c)
or as far as Wits Basin is aware, the Target Entities, have entered into any service agreement with Lu Benzhao or any agreement pursuant to which fees are payable to Lu Benzhao other than under the Consulting Agreement and Target Entities Equity Transfer Agreements;

(d)
or as far as Wits Basin is aware, the Target Entities have entered into any arrangements with William Green regarding the operation of the Target Entities and MZM other than under the Operating Agreement;

(e)	has any executive officers other than:

(i)	Stephen D. King, Chief Executive Officer;

(ii)	Mark D. Dacko, Chief Financial Officer;

(iii)	William Green, President of Asia Operations; and

(iv)	Harvey V White, Chairman,

each of whom is employed by Wits Basin with the title as set out above and has been appointed as an officer of HK Co or the Company (with respect of this warranty as deemed given by the Company at Completion), but none of whom receives fees for his role as an officer of HK Co or the Company or has any outstanding claim (including for any costs or expenses) against HK Co or the Company;

(f)
is party to any contract whatsoever other than in the case of the Company and HK Co (as applicable), the Target Entities Equity Transfer Agreements, the Subsidiary Security, the Original Green Loan Agreement, the LM Escrow Loan Agreement, the Company Escrow Loan Agreement and the LM Loan Agreement;

(g)	has given any power of attorney;

(h)
is, as far as Wits Basin is aware, party to any litigation or arbitration, nor so far as Wits Basin is aware, are there any proceedings pending or threatened by or against HK Co or the Company nor are there any facts or circumstances which might reasonably be expected to give rise to any proceedings being commenced by or against HK Co or the Company;

(i)
has granted or agreed to grant any options or other rights to subscribe for or call for the allotment of any shares or loan capital in HK Co, the Company or any other Subsidiary Company except as contemplated in this Agreement;

(j)	is the lessee of any property; or

(k)	is the owner of, or interested in any assets whatsoever including, without limitation, the share capital of any other body corporate except as contemplated in this Agreement; and

3.1.2
all of the issued shares in HK Co are owned by the Company and that the appropriate stamp duty has been paid on the transfer of all of the issued shares in HK Co from Wits Basin to the Company and all of the issued shares in the Company will be owned by Wits Basin immediately before Completion;

3.1.3
all of the issued shares in HK Co and in the Company (in respect of the warranties repeated immediately before Completion) except pursuant to the Security Agreement, the Subsidiary Security and the Share Pledge (when this warranty is given at the date of this agreement) and the Share Pledge as amended under clause 2.1.15 (when this warranty is deemed repeated immediately before Completion) are held free from all liens, charges and encumbrances or interests in favour of, or claims made by or which could be made by, any other person and are held with all rights now or hereafter attaching to them and such shares are fully paid and have been properly and validly allotted.

3.2
Wits Basin shall be deemed to warrant again to London Mining in the terms of the Warranties given under clause 3.1 in respect of HK Co and the Company immediately before Completion (except with respect to clause 3.1.1(h) which will be deemed to be repeated immediately before the Relevant Date) with reference to the facts and circumstances then subsisting (save that a reference to any fact, matter, event or circumstance existing, occurring or having occurred at or before the date of this Agreement shall also be construed as a reference to its existing, occurring or having occurred at or before Completion).  The Warranties as deemed to be repeated shall be qualified to the extent of any matters contemplated by the Conditions including entry into the various documents by HK Co or the Company.

3.3
Wits Basin warrants to London Mining as at the date of this Agreement, and shall be deemed to warrant to London Mining immediately before Completion (in respect of the Warranties given under clauses 3.3.1 and 3.3.3) or immediately before the Relevant Date (in respect of the Warranties given under clauses 3.3.2 and 3.3.4) that:

3.3.1	all material information received by Wits Basin prior to Completion relating to the Target Entities and MZM has been provided to London Mining;

3.3.2	Wits Basin is not aware of any material information that has not been disclosed to London Mining which might reasonably affect the willingness of London Mining to invest in the Company; and

3.3.3
the final versions of the Target Entities Equity Transfer Agreements, the MZM Equity Transfer Agreement, the Consulting Agreement, the Escrow Agreement and any other document disclosed in writing to London Mining and identified as an acquisition document (in each case as amended as contemplated by the Conditions) contain all of the material terms relating to the acquisition of the Target Entities and NSM; and

3.3.4
so far as Wits Basin is aware, there are no circumstances which entitle, or are reasonably likely to entitle, any member of the Wits Basin Shareholder Group, the Company, HK Co or BVI Co to make any claims under any of the representations, warranties, undertakings or indemnities given or made pursuant to the final versions of the Target Entities Equity Transfer Agreements, the MZM Equity Transfer Agreement and the Consulting Agreement.

3.4	Immediately before the Relevant Date Wits Basin shall also be deemed to warrant to London Mining that:

3.4.1	the factual information contained in the Business Plan is true and accurate in all material respects;

3.4.2	the forecasts and projections contained in the Business Plan have been prepared in good faith and after careful consideration; and

3.4.3
the assumptions set out in the Business Plan are reasonable and realistic and no material facts or assumptions have been omitted from the Business Plan which would render the information, forecasts, projections or the other expressions of opinion, intention and expectation contained in it misleading.

3.5
Wits Basin undertakes to London Mining that it shall not, and shall procure that each member of the Wits Basin Shareholder Group, the Company, HK Co or BVI Co shall not, do allow or procure any act or omission before Completion which would or might constitute a breach of any of the Warranties upon their being deemed to be given again under clause 3.2.

3.6	Wits Basin undertakes to London Mining to disclose to it in writing, immediately upon it becoming aware of the same, full details of any fact, matter, event or circumstance which:-

3.6.1	does or might constitute a breach of any of the Warranties given upon the execution of this Agreement; or

3.6.2	will or might constitute a breach of any of the Warranties when deemed given again immediately prior to Completion or the Relevant Date (as applicable).

3.7
If at any time prior to the Relevant Date it comes to the knowledge of London Mining (whether by way of notification pursuant to clause 3.6 or otherwise) that any of the Warranties was untrue, inaccurate or misleading in a material respect when made and/or that any of the Warranties has ceased to be true or accurate in a material respect or has become misleading in a material respect by reference to the facts and circumstances then subsisting, London Mining shall be entitled to terminate its obligations under this Agreement by giving notice to Wits Basin and the Company at any time prior to the Relevant Date.

4.	UNDERTAKINGS

Each party undertakes to the other from the date of this Agreement to Completion or termination of this Agreement:-

4.1	to observe and perform its own obligations under this Agreement and give full effect to the provisions of this Agreement;

4.2
to disclose to the other party as soon as practicable after it becomes aware of the same, any information of a material nature relating to the business of the Target Entities or MZM of which it becomes aware.

5.	CONFIDENTALITY

5.1	Notwithstanding any other provision of this Agreement, the parties shall be entitled at all times to:

5.1.1	consult freely about the Group and its affairs with; and

5.1.2	disclose Conditional Information to,

their auditors, lenders and proposed lenders and with any other member of their respective Groups or investors (or with or to any of its or their respective professional advisers) in connection with the entry into this agreement and the subscription in, and proposed operation of, the Company and the Group, provided that the party disclosing such information shall use reasonable endeavours to procure that any such recipient is made aware that it is Confidential Information and agrees to treat it accordingly.

5.2
Subject to clause 5.1, each party shall in all respects keep confidential and not at any time disclose or make known in any other way to anyone whomsoever or use for his own or any other person's benefit or to the detriment of the other party or any Group Company any Confidential Information, provided that:

5.2.1	such obligation shall not apply to information which becomes generally known (other than through a breach by any party of this clause);

5.2.2
any party shall be entitled at all times to disclose such information as may be required by law or by any competent judicial or regulatory authority or by any securities exchange on which it is linked or for tax or accounting purposes (provided that, so far as practicable, the disclosing party shall consult with the other parties prior to making such disclosure); and

5.2.3	nothing contained in this clause shall prevent any employee of any party from disclosing information in the proper performance of his duties as an employee.

6.	ANNOUNCEMENTS

No party shall (without the consent of the other party, such consent not to be unreasonably withheld or delayed) issue any press release or make any public statement or publish any document or make any public statement or otherwise make any disclosure to any person who is not a party to this Agreement, other than the Announcements, before or after Completion, relating to any of the matters provided for or referred to in this Agreement or any ancillary matter.  This clause shall not apply to any announcement or disclosure required by law, by any competent judicial or regulatory authority, Oslo Axess, the Securities and Exchange Commission or by any securities exchange (in which case the parties shall co-operate, in good faith, in order to agree the content of any such announcement, so far as practicable, prior to its being made).

7.	TERMINATION

Save as expressly provided in this Agreement to the contrary and unless otherwise agreed by the parties, this Agreement other than clauses 1 (Definitions and Interpretation), 3 (Warranties), 5 (Confidentiality), 6 (Announcements), 9 (Applicable Law and Jurisdiction), 10 (General) and 11 (Notices), shall terminate upon the happening of the earliest of the following:-

7.1	the termination of either of the Target Entities Equity Transfer Agreements;

7.2	termination under clause 3.7; and

7.3	all of the Conditions not having been satisfied or validly waived on or before 14 April 2009 or such other later date as agreed in writing between the parties in accordance with clause 2.4.

8.	COSTS

Each of the parties shall pay all costs and expenses incurred by it in its own right in connection with the negotiation and conclusion of this Agreement.

9.	APPLICABLE LAW AND JURISDICTION

9.1	This Agreement and the rights and obligations of the parties shall be governed by and construed in accordance with the laws of England and Wales.

9.2	The parties irrevocably submit to the non-exclusive jurisdiction of the courts of England and Wales in respect of any claim, dispute or difference arising out of or in connection with this Agreement.

10.	GENERAL

Entire agreement

10.1
This Agreement (together with any documents referred to herein or entered into pursuant to this Agreement) contains the entire agreement and understanding of the parties and supersedes all prior agreements, understandings or arrangements (both oral and written) relating to the subject matter of this Agreement and any such document.

10.2	This Agreement shall not be construed as creating any partnership or agency relationship between any of the parties.

Variations and waivers

10.3	No variation of this Agreement shall be effective unless made in writing and signed by or on behalf of all the parties and expressed to be such a variation.

10.4
No failure or delay any party or time or indulgence given in exercising any remedy or right under or in relation to this Agreement shall operate as a waiver of the same nor shall any single or partial exercise of any remedy or right preclude any further exercise of the same or the exercise of any other remedy or right.

10.5
No waiver by any party of any requirement of this Agreement, or of any remedy or right under this Agreement, shall have effect unless given in writing and signed by such party.  No waiver of any particular breach of the provisions of this Agreement shall operate as a waiver of any repetition of such breach.

10.6
Any waiver, release or compromise or any other arrangement of any kind whatsoever which a party gives or enters into with any other party in connection with this Agreement shall not affect any right or remedy of that party as regards any other parties or the liabilities of any other such parties under or in relation to this Agreement.

Assignment

10.7	No party shall be entitled to assign the benefit or burden of any provision of this Agreement (or any of the documents referred to herein) without the consent of the other party.

Effect of Completion

10.8	The provisions of this Agreement, insofar as the same shall not have been performed at Completion, shall remain in full force and effect notwithstanding Completion.

Counterparts

10.9	This Agreement may be executed as two or more counterparts and execution by each of the parties of any one of such counterparts will constitute due execution of this Agreement.

Further assurance

10.10
Each party shall, and shall use all reasonable endeavours to procure that any necessary third party shall, do and execute and perform all such further deeds, documents, assurances, acts and things as may reasonably be required to give effect to this Agreement.

Injunctive relief

10.11
It is acknowledged and agreed that any breach of the terms of this Agreement could cause the parties irreparable injury for which damages may not be an adequate remedy.  In the event of a breach or threatened breach by any party of the terms of this Agreement, but without limitation to any other remedies available to it, the other parties shall be entitled to seek injunctive relief in any Court of competent jurisdiction restraining the party in breach from breaching the terms of this Agreement.

Other remedies

10.12	Any remedy or right conferred upon a party for breach of this Agreement shall be in addition, and without prejudice, to all other rights and remedies available to it.

Third party rights

10.13
No provision of this Agreement is intended to benefit or be enforceable by any third party pursuant to the Contracts (Rights of Third Parties) Act 1999, but this shall not affect any right or remedy of a third party which exists or is available apart from that Act.

Amendment and restatement of Revised Subscription Agreement

10.14	The parties agree that with effect from the execution of this agreement the Revised Subscription Agreement dated 12 January 2009 is amended and restated by this Agreement.

10.15
The amendment and restatement of the Revised Subscription Agreement shall be without prejudice to rights or liabilities which have accrued, including in respect of any breach of warranty prior to the date on which the amendment and restatement takes effect, including rights or liabilities which have accrued under the Original Agreement, including in respect of any breach of warranty prior to the date on which the termination took effect.

11.	NOTICES

Form of Notice

11.1
Any notice, consent, request, demand, approval or other communication to be given or made under or in connection with this Agreement (each a "Notice" for the purposes of this clause) shall be in writing and signed by or on behalf of the person giving it.

Method of service

11.2	Service of a Notice must be effected by one of the following methods:

11.2.1
by hand to the relevant address set out in clause 11.4 and shall be deemed served upon delivery if delivered during a Business Day, or at the start of the next Business Day if delivered at any other time; or

11.2.2	by prepaid first-class post to the relevant address set out in clause 11.4 and shall be deemed served at the start of the second Business Day after the date of posting; or

11.2.3	by prepaid international airmail to the relevant address set out in clause 11.4 and shall be deemed served at the start of the fourth Business Day after the date of posting; or

11.2.4
by facsimile transmission to the relevant facsimile number set out in clause 11.4 and shall be deemed served on despatch if despatched during a Business Day, or at the start of the next Business Day if despatched at any other time, provided that in each case a receipt indicating complete transmission of the Notice is obtained by the sender and that a copy of the Notice is also despatched to the recipient using a method described in clause 11.2.1 to clause 11.2.3 (inclusive) no later than the end of the next Business Day.

11.3
In clause 11.2 "during a Business Day" means any time between 9.30 a.m. and 5.30 p.m. on a Business Day based on the local time where the recipient of the Notice is located.  References to "the start of [a] Business Day" and "the end of [a] Business Day" shall be construed accordingly.

Address for service

11.4	Notices shall be addressed as follows:

11.4.1	Notices for London Mining shall be marked for the attention of:

Name:	Rohit Bhoothalingam

Address:	London Mining Plc
39 Sloane Street
London
United Kingdom
SW1X 9LP

Fax number:	00 44 (0)20 7201 5050

11.4.2	Notices for Wits Basin shall be marked for the attention of:

Name:	Stephen King

Address:	Wits Basin Precious Minerals Inc.
80 South 8th Street, Suite 900
Minneapolis, Minnesota 55402-8773

Fax number:	(US) 1 (612) 395-5276

Change of details

11.5
A party may change its address for service provided that it gives the other party not less than 28 days' prior notice in accordance with this clause 11.  Until the end of such notice period, service on either address shall remain effective.

THIS AGREEMENT has been duly executed and delivered as a deed by the parties on the date stated above.

EXECUTED and DELIVERED as a DEED	)
by LONDON MINING PLC	)
acting by RACHEL RHODES	)	/s/ Rachel Rhodes
	)	Director
in the presence of:

Witness signature: …………………………………..

Witness name: ………………………………………

Witness address: …………………………………….

Witness occupation: …………………………………

EXECUTED and DELIVERED as a DEED	)
by WITS BASIN PRECIOUS	)
MINERALS INC.	)	/s/ Stephen D. King
acting by:	)